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                                                                    EXHIBIT 99.1

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                       AMERICAN PROPERTY INVESTORS, INC.
                      As Adopted by the Board of Directors
                               on March 12, 2004

    This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the 'Committee') of the Board of Directors (the 'Board') of American Property Investors, Inc., the general partner (the 'General Partner') of American Real Estate Partners, L.P. (the 'Partnership').

1. PURPOSES

    The purposes of the Committee are to assist the Board in overseeing:

        (i) the quality and integrity of the Partnership's financial statements,

        (ii) the qualifications and independence of the Partnership's independent auditor,

        (iii) the performance of the Partnership's internal audit function and independent auditor, and

        (iv) the Partnership's compliance with legal and regulatory requirements.

2. MEMBERSHIP

    The Committee shall consist of at least three members. The members of the Committee shall be appointed by the Board, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board and shall serve and for such term or terms as the Board may determine.

    Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the 'Exchange Act') and any related rules and regulations promulgated thereunder by the SEC.

    No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

    Each Member of the Committee shall obtain and maintain any license and other approval required by any state or local government authority in respect of the Partnership.

    Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

3. STRUCTURE AND OPERATIONS

    The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittee. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the




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Exchange Act and any related rules promulgated thereunder by the SEC, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

    The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee's members deem necessary or desirable. The Committee may request (a) any officer or employee of the Partnership, (b) the Partnership's outside counsel or (c) the Partnership's independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

    The Committee shall meet separately, at least once every fiscal quarter, with management, with the Partnership's internal auditors (or other personnel responsible for the Partnership's internal audit function) and with the independent auditor.

    Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other.

4. DUTIES AND RESPONSIBILITIES

    The Committee's duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

REPORTS TO BOARD; REVIEW OF COMMITTEE PERFORMANCE AND CHARTER

    (a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

        (i) the quality or integrity of the Partnership's financial statements;

        (ii) the performance and independence of the Partnership's independent auditor;

        (iii) the performance of the Partnership's internal audit function; and

        (iv) the Partnership's compliance with legal and regulatory requirements.

    (b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

    (c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

THE PARTNERSHIP'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

    (d) The Committee shall have the sole and direct responsibility and authority for the appointment, compensation, retention and oversight of the work of each independent auditor engaged by the Partnership for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Partnership, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Partnership by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the Partnership for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

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    (e) The Committee shall, at least annually:

        (i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

           (A) the independent auditor's internal quality-control procedures;

           (B) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

           (C) all relationships between the independent auditor and the Partnership.

        (ii) review the foregoing report and the independent auditor's work throughout the year and evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor's engagement with the Partnership, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

        (iii) review the allocation of overhead expenses in connection with the reimbursement of the expenses of the General partner pursuant to
    Section 7.01 of the Partnership Agreement.

        (iv) review any resolutions of conflicts of interest made by the General Partner pursuant to Section 6.13(b) of the Partnership Agreement.

        (v) review certain other determinations of the General Partner pursuant to the Partnership Agreement, as described therein.

    (f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

        (i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

        (ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor's activities or access to requested information imposed by management, and management's response thereto, and any significant disagreements with management; and

        (iii) the Partnership's internal controls and the responsibilities, budget and staffing of the Partnership's internal audit function, including any 'management' or 'internal control' letter issued or proposed to be issued by such auditor to the Partnership.

    (g) The Committee shall establish policies for the Partnership's hiring of employees or former employees of the independent auditor.

    (h) The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

FINANCIAL REPORTING AND DISCLOSURE MATTERS

    (i) The Committee shall review and discuss with management and the independent auditor:

        (i) prior to the annual audit, the scope, planning and staffing of the annual audit;

        (ii) the Partnership's annual audited financial statements and quarterly financial statements, including the Partnership's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the results of the independent auditor's reviews of the quarterly financial statements;

        (iii) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Partnership's selection or application of accounting principles and any significant

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    issues as to the adequacy of the Partnership's internal controls and any special audit steps adopted in light of material control deficiencies;

        (iv) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

        (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

        (vi) any significant changes to the Partnership's auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

        (vii) management's internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

    (j) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Partnership's Form 10-K.

    (k) The Committee shall review and discuss with management the Partnership's practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

    (l) The Committee shall periodically review and discuss with management the Partnership's guidelines and policies with respect to the process by which the Partnership undertakes risk assessment and risk management, including discussion of the Partnership's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    (m) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Partnership's disclosure controls and procedures and internal controls.

    (n) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

INTERNAL AUDIT, COMPLIANCE MATTERS AND OTHER

    (o) The Committee shall review the appointment and termination of senior internal audit personnel, and review all significant reports to management prepared by internal audit personnel, and management's responses.

    (p) The Committee shall establish and maintain procedures for:

        (i) the receipt, retention, and treatment of complaints received by the Partnership regarding accounting, internal accounting controls, or auditing matters; and

        (ii) the confidential, anonymous submission by employees of the Partnership of concerns regarding questionable accounting or auditing matters.

    (q) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Partnership's financial statements or accounting policies.

    (r) The Committee shall review with the Partnership's counsel any legal matters that may have a material impact on the financial statements or the compliance policies of the Partnership and its subsidiaries, and any material reports or inquiries received by the Partnership or any of its subsidiaries from regulators or governmental agencies.

    (s) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

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5. AUTHORITY AND RESOURCES

    The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Partnership for the purpose of rendering or issuing an audit report on the Partnership's annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Partnership for any other purpose.

    The Partnership shall pay to any independent auditor employed by the Partnership for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee. The Partnership shall pay ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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